EXHIBIT 99.1

FOR FURTHER INFORMATION:

Peter Rowe                                         Clay Owen
AT&T Wireless                                      Cingular Wireless
425-580-7667                                       404-236-6153
peter.rowe@attws.com                               clay.owen@cingular.com


                         CONSENT SOLICITATION COMPLETED

              RELATING TO AT&T WIRELESS SERVICES, INC. SENIOR NOTES

         REDMOND, WA AND ATLANTA, GA (SEPTEMBER 2, 2004) - AT&T Wireless and Cingular announced today that AT&T Wireless received the requisite consents necessary to authorize certain amendments to the indentures relating to its $1,000,000,000 7.350% Senior Notes due 2006, $3,000,000,000 7.875% Senior Notes
due 2011, $2,500,000,000 8.750% Senior Notes due 2031, $250,000,000 6.875%
Senior Notes due 2005, $750,000,000 7.500% Senior Notes due 2007 and $2,000,000,000 8.125% Senior Notes due 2012, in connection with the previously announced acquisition of AT&T Wireless by Cingular. Payments of consent fees will be made to holders of AT&T Wireless' Senior Notes entitled to receive them only upon consummation of the acquisition.

         The acquisition of AT&T Wireless is subject to the satisfaction or waiver of a number of customary closing conditions, including the approval of AT&T Wireless' stockholders (which has been obtained) and antitrust and other federal regulatory approvals. AT&T Wireless and Cingular currently expect to complete the acquisition in the fourth quarter of 2004.

         Citigroup Global Markets Inc. acted as Solicitation Agent in connection with the consent solicitation. Global Bondholder Services Corporation acted as the Information Agent in connection with the Consent Solicitation.


CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

         This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements may include, but are not limited to, statements identified by words such as "expects", "anticipates", "intends", "plans", "believes", "seeks", "estimates" or words of similar meaning. These forward-looking statements are necessarily estimates reflecting the best judgment of AT&T Wireless' and/or Cingular's senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested or implied by the forward-looking statements. These forward-looking statements should, therefore, be considered in light of various important factors, including uncertainty concerning the actual consummation or effects of the pending transaction with Cingular, as well as the other factors identified in the public filings of AT&T Wireless or Cingular with the SEC. Neither AT&T Wireless nor Cingular undertakes any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date such forward-looking statement is made. For more information regarding AT&T Wireless' and Cingular's forward-looking statements, please see the "Forward-Looking Statements" section of AT&T Wireless' Quarterly Report on Form 10-Q for the period ended June 30, 2004, and the "Cautionary Language Concerning Forward-Looking Statements" section of Cingular's Quarterly Report on Form 10-Q for the period ended June 30, 2004, respectively.